                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               KMART CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               KMART CORPORATION
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   [_]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(i), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 11A.

   [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   [_]  Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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

                               KMART CORPORATION
                          INTERNATIONAL HEADQUARTERS
                             TROY, MICHIGAN 48084

                                                                 April 14, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Kmart Corporation on Tuesday, May 20, 1997. The meeting will be held at the Fisher Theatre, located in the Fisher Building, 3011 West Grand Boulevard, Detroit, Michigan and will begin at 10:00 A.M., local time.

  The formal notice of meeting, proxy statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.

  As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

  We hope that you will be able to attend the meeting and look forward to seeing you there.

                                          Sincerely,
                                          LOGO
                                          Floyd Hall
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                               KMART CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1997

TO THE STOCKHOLDERS OF
KMART CORPORATION

  The Annual Meeting of Stockholders of Kmart Corporation (the "Company") will be held at the Fisher Theatre, located in the Fisher Building, 3011 West Grand Boulevard, Detroit, Michigan on Tuesday, the 20th day of May, 1997 at 10:00 A.M., local time, for the following purposes:

    1. To elect five Class II directors for a term expiring in 2000 and to elect one Class III director for a term expiring in 1998, as set forth in the accompanying Proxy Statement.

    2. To act upon a proposal to approve the Company's 1997 Long-Term Equity Compensation Plan adopted by the Board of Directors on March 18, 1997.

    3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the 1997 fiscal year.

    4-5. To act upon two stockholder proposals, if presented at the meeting, as set forth in the accompanying Proxy Statement, concerning the compensation of executives and directors and the stockholder vote required to elect directors. Both of these stockholder proposals are opposed by the Board of Directors.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record of Kmart common stock at the close of business on March 21, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

  You are cordially invited to attend the meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the meeting.

  Holders of a majority of the Company's outstanding common stock must be present in person or by proxy for the meeting to be properly held.

  If you plan on attending the Annual Meeting, please check the appropriate box on the proxy card. Directions to the Annual Meeting, as well as your admission ticket to the Annual Meeting and parking voucher, are on the back cover.

                                          By order of the Board of Directors
                                          LOGO
                                          Nancie W. LaDuke
                                          Vice President and Secretary

Troy, Michigan
April 14, 1997

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
General Information.................................................      1
Security Ownership of Certain Beneficial Owners.....................      2
Proposal 1--Election of Directors...................................      2
Information about Nominees and Directors............................      3
Stock Ownership of Officers and Directors...........................      5
Committees of the Board.............................................      6
Compensation of Directors...........................................      7
Compensation of Officers............................................      8
Pension Plan Table..................................................     10
Employment and Severance Arrangements...............................     11
Compensation and Incentives Committee Report on Executive
 Compensation.......................................................     12
Performance Graph...................................................     15
Proposal 2--Approval of 1997 Long-Term Equity Compensation Plan.....     15
Proposal 3--Ratification of Appointment of Independent Accountants..     19
Stockholder Proposals...............................................     20
Other Business/Future Stockholder Proposals.........................     22
Exhibit A--1997 Long-Term Equity Compensation Plan..................    A-1
Annual Meeting of Stockholders Admission Ticket/Parking Voucher..... Back Cover

                               KMART CORPORATION

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

                                                                 April 14, 1997

  This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Kmart Corporation (the "Company"), a Michigan corporation, to be used at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 10:00 A.M., local time, at the Fisher Theatre, located in the Fisher Building, 3011 West Grand Boulevard, Detroit, Michigan, or any adjournment thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about the date shown above. The address of the principal office of the Company is 3100 West Big Beaver Road, Troy, Michigan 48084-3163.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time by notice in writing to the Secretary of the Company prior to the Annual Meeting, by submitting a subsequent proxy or by attending and voting in person at the Annual Meeting prior to the close of voting. Unless the proxy is so revoked, the shares represented thereby will be voted as specified in such proxy at the Annual Meeting or any adjournment thereof. Shares for which proxies are marked "abstain" will be treated as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on only some of the Proposals will nevertheless be treated as present for purposes of determining the presence of a quorum, but will not be entitled to vote on any Proposal as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes"). In tabulating the vote on the election of directors and Proposals 2, 3, 4 and 5, abstentions and broker non-votes will be disregarded, which will have the effect of reducing the total number of shares from which any required majority is calculated.

  The Company has adopted a policy providing for confidential voting. Pursuant to that policy, stockholder proxies will be tabulated by representatives of the Company's stock transfer agent, The First National Bank of Boston (the "Bank of Boston"), and, subject to certain limited exceptions, including a contested proxy solicitation, how a stockholder voted will not be disclosed to the Company prior to final tabulation of the vote.

  The voting securities of the Company consist of common stock, par value $1.00 per share ("Common Stock"). At the close of business on March 21, 1997, the record date for the Annual Meeting, there were 485,403,989 shares of Common Stock outstanding, each of which is entitled to one vote. The presence of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

  Boston Safe Deposit and Trust Company is the record holder of shares of Common Stock for participants in the Kmart Corporation Retirement Savings Plan including the Kmart Corporation Employee Stock Ownership Plan. Boston Safe Deposit and Trust has advised that it intends to tender its proxy: (i) with respect to shares for which voting instructions are received, as instructed by the participant; and (ii) with respect to shares for which no voting instructions are received, in the same proportion as the shares for which voting instructions are received.

  The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, telecopy, telegraph or telex, or by directors, officers and regular employees of the Company in person or by telephone. The Company has retained D.F. King & Co., Inc. to assist in the distribution of proxy solicitation materials and with the solicitation of proxies at a cost of approximately $11,000 plus out of pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding soliciting material to the beneficial owners of the Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information concerning persons which to the knowledge of the Company own more than 5% of the outstanding Common
Stock:

                                                                        PERCENT
                                                                       OF COMMON
      NAME AND ADDRESS                                     SHARES        STOCK
      ----------------                                   ----------    ---------
      Barrow, Hanley, McWhinney & Straus, Inc. ......... 33,451,800(1)   6.9%
      One McKinney Plaza
      3232 McKinney Avenue, 15th Floor
      Dallas, Texas 75204-2429
      Putnam Investments, Inc. ......................... 31,806,852(2)   6.6%
      One Boston Office Square
      Boston, Massachusetts 02109

--------
(1) Information obtained from Schedule 13G as of December 31, 1996 filed with the Securities and Exchange Commission by Barrow, Hanley, McWhinney & Straus, Inc. ("BHMS"). BHMS is a registered investment adviser which has the sole power to dispose of all of the above shares, has the shared power to vote or direct the voting of 25,991,200 of the shares and has the sole power to vote or direct the voting of 7,460,200 of the shares.
(2) Information obtained from the joint statement on Schedule 13G as of December 31, 1996 filed with the Securities and Exchange Commission by Putnam Investments, Inc., Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc., and The Putnam Advisory Company, Inc. Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers, Putnam Investment Management, Inc., and The Putnam Advisory Company, Inc. The above amount includes 31,427,942 shares of which Putnam Investment Management, Inc. is the beneficial owner as a result of acting as investment adviser to the Putnam family of investment funds, and 378,910 shares of which The Putnam Advisory Company, Inc. is the beneficial owner as a result of acting as investment adviser to Putnam's institutional clients. Both subsidiaries have the sole power to dispose of the shares as investment managers, but the trustee of each mutual fund has the power to vote or direct the voting of the shares held by such funds, and The Putnam Advisory Company, Inc. has the shared power to vote or direct the voting of the shares held by institutional clients. Putnam Investments, Inc. and Marsh & McLennan, Inc. each declare that neither of them has any power to vote or dispose of, or direct the voting or disposition of, any of the shares.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Company's Articles of Incorporation and By-laws provide that the number of directors, as determined from time to time by the Board, shall be not less than seven nor more than twenty-one. The Board has fixed the number of directors at fifteen, as of May 20, 1997. The Articles and By-laws further provide that directors shall be divided into three classes (Class I, Class II and Class III) serving staggered three-year terms, with each class to be as nearly equal in number as possible.

  In accordance with the recommendation of its Nominating Committee, the Board has nominated Joseph A. Califano, Jr., Enrique C. Falla, J. Richard Munro, Robin B. Smith and James O. Welch, Jr. for election as Class II directors for a term expiring at the 2000 annual meeting, and Warren Flick for election as a Class III director for a term expiring at the 1998 annual meeting, and in each case until their successors are elected and qualified. All of the nominees are presently directors of the Company whose terms expire at the 1997 annual meeting. Mr. Flick and Ms. Smith were elected by the Board of Directors since the last annual meeting of stockholders. Other directors who are remaining on the Board will continue in office in accordance with their previous elections by stockholders until the expiration of their terms at the 1998 or 1999 annual meeting, as the case may be.

  It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed herein. The proposed nominees are willing to be elected and serve, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that the votes will be cast pursuant to the accompanying proxy for substitute nominees designated by the Board, unless the Board reduces the number of directors to be elected. The Board is unaware of any need for substitute nominees.

  DIRECTORS ARE ELECTED BY A PLURALITY OF VOTES CAST BY HOLDERS OF COMMON STOCK WHO ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CALIFANO, FALLA, MUNRO AND WELCH AND MS. SMITH AS CLASS II DIRECTORS AND MR. FLICK AS A CLASS III DIRECTOR OF THE COMPANY.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following information is furnished for each person who is nominated for election as a director or who is continuing as an incumbent director: name; age; whether such person is a nominee for election ("Nominee") or an incumbent director whose term does not expire at this Meeting ("Incumbent"); the year in which his or her term is to expire; principal occupation and employment during the past five years; boards of directors of other publicly owned companies on which he or she serves; how long he or she has served as a director of the Company; and committees of the Board of which he or she is a member.

JAMES B. ADAMSON, 49 (Incumbent--Term to expire in 1999)

  Chairman and Chief Executive Officer, Flagstar Companies, Inc. (food services and restaurant franchises). Previously served as Chief Executive Officer, Chief Operating Officer and Retail President, respectively, of Burger King Corporation. Director of Oxford Health Plans. Has served as a director of Kmart Corporation since 1996. Member of Finance Committee.

LILYAN H. AFFINITO, 65 (Incumbent--Term to expire in 1998)

  Former Vice Chairman of the Board of Maxxam Group Inc. (forest products operations, real estate management and development and aluminum production). Director of Caterpillar, Inc., Chrysler Corporation, Jostens Inc., Lillian Vernon Corporation, New England Telephone and Telegraph Company/New York Telephone Company (subsidiaries of Nynex Corporation) and Tambrands, Inc. Has served as a director of Kmart Corporation since 1990. Member of Audit, Executive and Nominating Committees.

STEPHEN F. BOLLENBACH, 54 (Incumbent--Term to expire in 1999)

  President and Chief Executive Officer of Hilton Hotels Corporation. Previously served as Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company, as President and Chief Executive Officer of Host Marriott Corporation, as Chief Financial Officer of Marriott Corporation and as Chief Financial Officer of the Trump Organization. Director of America West Airlines, Inc. Has served as a director of Kmart Corporation since 1996. Member of Finance Committee.

JOSEPH A. CALIFANO, JR., 65 (Nominee--Term to expire in 2000)

  Chairman and President, The National Center on Addiction and Substance Abuse at Columbia University, author and health care consultant. Formerly Senior Partner, Law Firm of Dewey Ballatine, Director of Authentic Fitness Corp., Automatic Data Processing, Inc., Chrysler Corporation, New England Telephone and Telegraph Company/New York Telephone Company (subsidiaries of Nynex Corporation), The Travelers Inc. and Warnaco, Inc. Has served as a director of Kmart Corporation since 1990. Member of Finance Committee.

RICHARD G. CLINE, 62 (Incumbent--Term to expire in 1998)

  Chairman, Hawthorne Investors, Inc. (management advisors and personal investments). Former Chairman and Chief Executive Officer of NICOR, Inc. (natural gas distribution and containerized shipping). Previously served as Chairman, President and Chief Executive Officer, NICOR, Inc. Director of Ryerson Tull, Inc. and Whitman Corporation. Has served as a director of Kmart Corporation since 1995. Member of Compensation and Incentives, Executive and Nominating Committees.

WILLIE D. DAVIS, 62 (Incumbent--Term to expire in 1998)

  President of All Pro Broadcasting, Inc. (radio stations). Director of Alliance Bank, The Dow Chemical Company, Johnson Controls, Inc., L.A. Gear Inc., MGM Grand, Inc., Rally's Hamburgers, Inc., Sara Lee Corporation, Strong Funds and WICOR, Inc. Has served as a director of Kmart Corporation since 1986. Member of Compensation and Incentives Committee.

ENRIQUE C. FALLA, 57 (Nominee--Term to expire in 2000)

  Executive Vice President of The Dow Chemical Company. Previously served as Executive Vice President and Chief Financial Officer of The Dow Chemical Company. Director of The Dow Chemical Company and Guidant Corporation. Has served as a director of Kmart Corporation since 1992. Member of Audit Committee.

JOSEPH P. FLANNERY, 65 (Incumbent--Term to expire in 1998)

  Chairman of the Board, President and Chief Executive Officer of Uniroyal Holding, Inc. (investment management company). Director of APS Holding Corp., Arvin Industries, Inc., Ingersoll Rand Company, Newmont Gold Company, Newmont Mining Corporation and The Scotts Company. Has served as a director of Kmart Corporation since 1985. Member of Executive, Finance and Nominating Committees.

WARREN FLICK, 53 (Nominee--Term to expire in 1998)

  President and Chief Operating Officer, U.S. Kmart Stores. Previously served as Executive Vice President and President and General Merchandise Manager, U.S. Kmart Stores, Chairman and Chief Executive Officer of Sears de Mexico, Group Vice President, Mens, Kids, Footwear and Home Fashion and Group Vice President, Mens, Kids and Footwear, respectively of Sears Roebuck and Co. Has served as a director of Kmart Corporation since November 19, 1996.

FLOYD HALL, 58 (Incumbent--Term to expire in 1999)

  Chairman of the Board, President and Chief Executive Officer. Previously served as Chairman and Chief Executive Officer of Alva Reproductions Inc. (museum reproductions), Glass Masters Inc. (stained glass products) and The Museum Co. (retail stores) and as Chairman of Lynx Technologies Inc. (telecommunications). Prior to that, served as Chairman and Chief Executive Officer of The Grand Union Company, Target Stores and B. Dalton Booksellers Inc. Director of Jundt Growth Fund and Jundt Emerging Growth Fund. Has served as a director of Kmart Corporation since 1995. Member of Executive Committee.

ROBERT D. KENNEDY, 64 (Incumbent--Term to expire in 1999)

  Former Chairman and Chief Executive Officer of Union Carbide Corporation (chemicals and plastics manufacturer). Director of Birmingham Steel Corporation, General Signal Corporation, Sun Oil Co., Union Carbide Corporation, Union Camp Corporation and UCAR International Inc. Has served as a director of Kmart Corporation since 1996. Member of Finance Committee.

J. RICHARD MUNRO, 66 (Nominee--Term to expire in 2000)

  Chairman of the Board of Genentech, Inc. (bio-technology). Previously served as Chairman of the Executive Committee and as Co-Chairman of the Board and Co-Chief Executive Officer of Time Warner Inc. (entertainment and communications), and as Chairman of the Board and Chief Executive Officer of Time Inc. (communications). Director of Genentech, Inc., Kellogg Company, Mobil Corporation and Time Warner Inc. Has served as a director of Kmart Corporation since 1990. Member of Compensation and Incentives, Executive and Nominating Committees.

ROBIN B. SMITH, 57 (Nominee--Term to expire in 2000)

  Chairman and Chief Executive Officer of Publishers Clearing House (distribution of publications). Previously served as President and Chief Executive Officer of Publishers Clearing House. Director of BellSouth Corp., Prudential Investments mutual funds, Springs Industries, Inc. and Texaco, Inc. Has served as a director of Kmart Corporation since November 19, 1996. Member of Audit Committee.

WILLIAM P. WEBER, 56 (Incumbent--Term to expire in 1999)

  Vice Chairman of Texas Instruments Incorporated (diversified electronics manufacturer). Previously served as Executive Vice President, Components Sector President of Texas Instruments Corporation. Director of Texas Instruments Corporation. Has served as a director of Kmart Corporation since 1996. Member of Audit Committee.

JAMES O. WELCH, JR., 65 (Nominee--Term to expire in 2000)

  Former Vice Chairman of RJR Nabisco, Inc. and Chairman of Nabisco Brands, Inc. Director of TECO Energy, Inc. and Vanguard Group of Investment Companies. Has served as a director of Kmart Corporation since 1995. Member of Compensation and Incentives Committees.

STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth the number of shares of Common Stock owned by the Company's directors, including nominees for election as directors, each of the current executive officers named under Compensation of Officers herein and all of the directors and executive officers as a group, as of March 1, 1997.

                                   NAME                                SHARES
                                   ----                               ---------
      James B. Adamson(1)............................................     5,019
      Lilyan H. Affinito(1)..........................................    21,532
      Stephen F. Bollenbach(1).......................................    13,580
      Joseph A. Califano, Jr.(1)(2)..................................    10,883
      Richard G. Cline(1)............................................    18,338
      Willie D. Davis................................................     7,033
      Enrique C. Falla(1)(2).........................................    15,928
      Joseph P. Flannery(1)(2).......................................    15,527
      Warren Flick(3)................................................   283,433
      Ronald J. Floto(2)(3)..........................................    71,718
      Floyd Hall(3).................................................. 1,104,198
      Donald W. Keeble(3)............................................   151,156
      Robert D. Kennedy(1)(2)........................................    17,352
      J. Richard Munro(1)............................................    12,531
      Marvin P. Rich(3)..............................................    83,936
      Robin B. Smith(1)..............................................     3,792
      William P. Weber(1)............................................    13,819
      James O. Welch, Jr.(1)(4)(5)...................................   205,655
      Directors and executive officers as a group (51 persons) (1)-
       (5)........................................................... 2,995,099

  As of March 1, 1997, none of the directors and executive officers owned 1% or more of the Common Stock.
--------
(1) Includes restricted Common Stock units accrued under the Directors Stock Plan as follows: Mr. Adamson--2,010 units; Ms. Affinito--2,939 units; Mr. Bollenbach--1,790 units; Mr. Califano--2,449 units; Mr. Cline--2,807 units; Mr. Falla--2,449 units; Mr. Flannery--358 units; Mr. Kennedy--2,010 units; Mr. Munro--2,939 units; Ms. Smith--396 units; Mr. Weber--2,010 units; and Mr. Welch--2,449 units.
(2) Includes shares of Common Stock that can be acquired by conversion of Kmart Financing I Trust Convertible Preferred Stock as follows: Mr. Califano--1,333 shares; Mr. Falla--6,666 shares; Mr. Flannery--6,666 shares; Mr. Floto--1,666 shares; Mr. Kennedy--3,333 shares; and all directors and executive officers as a group--25,994 shares.

(3) Includes shares of Common Stock that can be acquired by exercise of stock options within 60 days of March 1, 1997 as follows: Mr. Flick--83,333 shares; Mr. Floto--66,666 shares; Mr. Hall--300,000 shares; Mr. Keeble-- 140,733 shares; Mr. Rich--66,666 shares; and all directors and executive officers as a group--1,477,235 shares.
(4) Mr. Welch shares voting and investment power as to 32,495,444 shares of Common Stock, owned by one or more of the Vanguard Group of Investment Companies of which he is a director. If such additional shares were included, executive officers and directors as a group would be considered to beneficially own 35,490,543 shares, or 7.31%, of Common Stock, including 6.73% for Mr. Welch. Mr. Welch disclaims beneficial ownership of such shares.
(5) Includes 165,737 shares of Common Stock held by trusts of which Mr. Welch and/or his wife is a co-trustee and 1,870 shares owned by his wife.

COMMITTEES OF THE BOARD

  Following are the committees of the Board, the members of each committee as of the date hereof, the number of meetings held by each committee during the Company's fiscal year ended January 29, 1997, and a brief description of the functions performed by each committee.

Audit Committee

  Members: Lilyan H. Affinito (Chair), Enrique C. Falla, Robin B. Smith and William P. Weber. This Committee is comprised solely of non-employee directors.

  Number of Meetings: 4

  Functions: Recommending to the Board the selection of independent accountants; approving the nature and scope of services performed by the independent accountants and reviewing the range of fees for such services; conferring with the independent accountants and reviewing the results of their audit; reviewing the Company's internal auditing, accounting and financial controls; and providing assistance to the Board with respect to corporate and reporting practices of the Company.

Compensation and Incentives Committee

  Members: Richard G. Cline (Chair), Willie D. Davis, J. Richard Munro and James O. Welch, Jr. This Committee is comprised solely of non-employee directors.

  Number of Meetings: 8

  Functions: Determining the nature and amount of compensation of all executive officers of the Company and its subsidiaries; and administering the Company's Annual Incentive Bonus Plan and executive and director stock plans. This Committee is assisted as needed by an independent consultant which reports directly to the Committee.

Executive Committee

  Members: Floyd Hall (Chair), Lilyan H. Affinito, Richard G. Cline, Joseph P. Flannery and J. Richard Munro.

  Number of Meetings: 1

  Functions: Exercising the power and authority of the Board as may be necessary during the intervals between meetings of the Board, subject to such limitations as provided by law or by resolution of the Board.

Finance Committee

  Members: Joseph P. Flannery (Chair), James B. Adamson, Stephen F. Bollenbach, Joseph A. Califano, Jr. and Robert D. Kennedy. This Committee is comprised solely of non-employee directors.

  Number of Meetings: 3

  Functions: Reviewing and overseeing corporate operating and financial policies, procedures and plans; making recommendations to the Board on dividend policy, corporate financing, the issuance and sale of

Company securities and the investment of funds; and reviewing and overseeing the Employee Pension Plan and Pension Fund and the Retirement Savings Plan/Profit Sharing Programs and Funds.

Nominating Committee

  Members: J. Richard Munro (Chair), Lilyan H. Affinito, Richard G. Cline and Joseph P. Flannery. This Committee is comprised solely of non-employee directors.

  Number of Meetings: 4

  Functions: Recommending to the Board nominees for election as directors. In performing this function, the Committee will consider nominees recommended by stockholders. Such recommendation should be submitted in writing to the Secretary of the Company and should include a description of the proposed nominee's qualifications, other relevant biographical data and the written consent of the proposed nominee to serve, if elected. In addition, the By-laws of the Company establish certain procedures concerning stockholder nominations for election of directors. The By-laws require that notice of such nominations be delivered to the Secretary of the Company within the following specified time limits prior to the stockholders' meeting at which the directors are to be elected: 90 days in advance of an annual meeting, and the tenth day following the date on which notice of a special meeting is first given to stockholders. Each notice of nomination is required to contain the name and address of the stockholder who intends to make the nomination; the name, age, business address and written consent of each nominee; and such other information as would be required to be disclosed with respect to the nominee in a proxy solicitation.

  There were 11 meetings of the Board during the fiscal year ended January 29, 1997. Each director attended at least 86% of the total number of Board and committee meetings held while he or she served as a director or member of the committee.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its subsidiaries receive an annual retainer of $50,000, with no additional amount payable for attending meetings. Fifty percent (and at the election of the director, up to 100%) of the annual retainer is paid in Common Stock in lieu of cash pursuant to the Directors Stock Plan. In addition, under the Directors Stock Plan, restricted stock units, which are distributed as shares of Common Stock upon termination of Board service, are accrued for a period of time equal to the director's Board service, but no more than 10 years, in an amount equal to 50% of the annual retainer, plus, for Committee chairpersons, an amount equal to 10% of the annual retainer.

  Under the Company's Deferred Compensation Plan for Non-Employee Directors and the Directors Stock Plan, a director may elect to defer all or any portion of his or her compensation for services as a director which is payable in cash or Common Stock. Under these Plans, deferred cash amounts earn interest at a rate equivalent to the ten-year U.S. Treasury Note rate plus 5% and deferred shares of Common Stock are credited with an amount equal to any dividends payable on such shares, which are converted on a quarterly basis to additional shares.

  Effective January 1, 1996, benefits under the Company's Directors Retirement Plan were terminated with respect to new directors and the accrual of future benefits for existing directors was terminated. Non-employee directors who served on the Board prior to December 31, 1995 and who serve until they reach the mandatory retirement age or for at least five years are entitled to benefits under the Plan. Upon retirement from the Board or age 62, whichever is later, such directors will receive an annual benefit equal to the annual retainer at the time of retirement for a period equal to the director's accrued years under the Plan, not to exceed ten years. Ms. Affinito and Messrs. Califano, Davis, Falla, Flannery and Munro have vested benefits under the Directors Retirement Plan.

  Directors who are employees of the Company or its subsidiaries do not receive the aforesaid compensation or benefits.

COMPENSATION OF OFFICERS

  SUMMARY COMPENSATION TABLE. The following table sets forth information regarding the compensation for services in all capacities to the Company in fiscal years 1994, 1995 and 1996 of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company as of January 29, 1997.

                                                    LONG-TERM
                   ANNUAL COMPENSATION            COMPENSATION
                -------------------------     ------------------------
                                              SECURITIES
   NAME AND                                   UNDERLYING    RESTRICTED     ALL OTHER
  PRINCIPAL                                    OPTIONS        SHARE       COMPENSATION
   POSITION     YEAR SALARY ($) BONUS ($)        (#)        AWARDS ($)       ($)(3)
  ---------     ---- ---------- ---------     ----------    ----------    ------------
F. Hall         1996 $1,000,000 1,749,500(1)    900,000     $1,488,200(2)  $  144,542(4)(5)
 Chairman of    1995    660,300 1,000,000(6)  3,450,000(6)   6,375,000(6)         -0-
 the Board,     1994        -0-       -0-           -0-            -0-            -0-
 President and
 Chief
 Executive
 Officer
W. Flick        1996    687,500   340,300(7)    750,000            -0-      1,156,500(8)(9)
 President and  1995     50,000       -0-       400,000            -0-      1,000,000(10)
 Chief          1994        -0-       -0-           -0-            -0-            -0-
 Operating
 Officer,
 U.S. Kmart
 Stores
R. J. Floto     1996    550,000   638,300(11)   200,000            -0-          9,830(5)
 Executive      1995    500,000   103,280       140,000            -0-            -0-
 Vice           1994    166,667   134,349        60,000            -0-            -0-
 President
 and
 President,
 Super Kmart
 Centers
M. P. Rich      1996    550,000   638,300(12)   200,000            -0-         25,477(5)
 Executive      1995    500,000   103,280       130,000            -0-          1,250
 Vice           1994    146,154   100,000        70,000            -0-            -0-
 President,
 Strategic
 Planning,
 Finance and
 Administration
D. W. Keeble    1996    400,000   461,200(13)   100,000            -0-         35,352(5)
 Executive      1995    350,000    74,620       100,000            -0-         10,500
 Vice           1994    300,833       -0-        48,000            -0-          9,250
 President,
 Store
 Operations

--------
 (1) $874,750 of Mr. Hall's 1996 cash bonus was used to purchase restricted shares of Common Stock at an effective 20% discount pursuant to the Company's Management Stock Purchase Plan. The value of the stock was $1,093,438.
 (2) This amount represents the value of 140,000 restricted shares of Common Stock issued under the Company's Performance Restricted Stock Plan (based on the market price of the stock as of the date of issue).
 (3) Except for the 1996 dollar amounts under "All Other Compensation" for Messrs. Hall and Flick, the value of perquisites, and other personal benefits, if any, is not included because in each instance the aggregate incremental cost for such benefits was below the required disclosure thresholds of the Securities and Exchange Commission.
 (4) Benefits received by Mr. Hall included reimbursement of $110,725 in housing costs and living expense allowance (including $32,649 in taxes paid in connection therewith).
 (5) The dollar amounts under "All Other Compensation" for Messrs. Hall, Floto, Rich and Keeble include employer contributions under the Company's Supplemental Retirement Savings Plan and for Mr. Keeble under the Company's Supplemental Pension Plan. The Supplemental Plans provide benefits to the extent that the Employee Retirement Income Security Act (ERISA) limits the amount of employer contributions to which a participant would otherwise be entitled under the Plans absent such limitation.
 (6) In 1995, Mr. Hall was awarded a cash bonus (all of which was used to purchase restricted shares of Common Stock under the Company's Management Stock Purchase Plan), stock options for 3,450,000 shares of Common Stock and 500,000 shares of restricted Common Stock pursuant to Mr. Hall's employment agreement with the Company.

 (7) All of Mr. Flick's 1996 cash bonus was used to purchase restricted shares of Common Stock at an effective 20% discount pursuant to the Company's Management Stock Purchase Plan. The value of the stock was $425,375.
 (8) In November 1996, Mr. Flick repaid a loan of $1 million which was to be forgiven over time pursuant to his December 1995 employment agreement. In consideration of such repayment, $1 million was credited to his deferred compensation account, which accrues interest at the 10-year U.S. Treasury Note rate plus 5%.
 (9) Benefits received by Mr. Flick included reimbursement of $71,629 in moving costs and living expense allowance (including $34,507 in taxes paid in connection therewith) and $51,775 in imputed interest on a loan of $1 million pursuant to his December 1995 employment agreement.
(10) In 1995, Mr. Flick received a one-time hiring payment of $1,000,000 (all of which was used to purchase shares of Common Stock) pursuant to his December 1995 employment agreement with the Company. He also purchased an additional 100,000 shares of Common Stock in July 1996.
(11) $127,660 of Mr. Floto's 1996 cash bonus was used to purchase restricted shares of Common Stock at an effective 20% discount pursuant to the Company's Management Stock Purchase Plan. The value of the stock was $159,575.
(12) $127,660 of Mr. Rich's 1996 cash bonus was used to purchase restricted shares of Common Stock at an effective 20% discount pursuant to the Company's Management Stock Purchase Plan. The value of the stock was $159,575.
(13) $92,240 of Mr. Keeble's 1996 cash bonus was used to purchase restricted shares of Common Stock at an effective 20% discount pursuant to the Company's Management Stock Purchase Plan. The value of the stock was $115,300.

  OPTION GRANTS IN FISCAL YEAR 1996. The following table shows all grants to each of the executive officers named under Compensation of Officers herein in fiscal 1996.

                                           % OF TOTAL
                                         OPTIONS GRANTED                                 GRANT DATE
                         OPTIONS GRANTED TO EMPLOYEES IN EXERCISE PRICE      EXPIRATION PRESENT VALUE
                             (#) (1)       FISCAL 1996     ($/SH) (2)           DATE       ($) (3)
                         --------------- --------------- --------------      ---------- -------------
F. Hall.................     900,000          13.85%         $10.63            3/19/06   $4,122,000
W. Flick................     750,000(4)       11.55            7.81(250,000)   3/12/06      835,000
                                                              10.00(500,000)  10/29/06    2,195,000
R. J. Floto.............     200,000           3.08            7.81            3/12/06      668,000
M. P. Rich..............     200,000           3.08            7.81            3/12/06      668,000
D. W. Keeble............     100,000           1.54            7.81            3/12/06      334,000

--------
(1) Options shown above will become exercisable in three equal annual installments commencing one year from date of grant.
(2) All options were granted at a price equal to 100% of the market value of the Common Stock on date of grant (March 18, 1996 for Mr. Hall; March 11, 1996 (250,000 shares) and October 28, 1996 (500,000 shares) for Mr. Flick; and March 11, 1996 for Messrs. Floto, Rich and Keeble). The exercise price may be paid in cash, already owned shares or a combination of both.
(3) This column represents the present value of the options on the date of grant using the Black-Scholes option pricing model for the Common Stock, utilizing the following assumptions: five-year stock price volatility of .3780, .3780 and .3875 for grants made on March 11, 1996, March 18, 1996 and October 28, 1996, respectively; dividend yield of 0.00%; five-year option life; 6%, 6.16% and 6.29% risk-free interest rates for grants made on March 11, 1996, March 18, 1996 and October 28, 1996, respectively; and no adjustment for non-transferability or forfeiture. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model, which is based on arbitrary assumptions as to the variables of stock price volatility, future dividend yield and interest rate.
(4) Mr. Flick was granted options for 250,000 shares on March 11, 1996 pursuant to his December 1995 employment agreement, and for 500,000 shares on October 28, 1996 when he was promoted to President and Chief Operating Officer, U.S. Kmart Stores, which option grant was in lieu of a 1997 option grant.

  OPTION EXERCISES IN FISCAL YEAR 1996 AND OPTION VALUES AT FISCAL YEAR END. The following table provides information as to options exercised by each of the executive officers named under Compensation of Officers herein in fiscal 1996 and the value of options held by such executive officers at fiscal year end measured in terms of the closing price of the Common Stock on January 29, 1997.

                                                                          NUMBER OF           VALUE OF
                                                                         UNEXERCISED        UNEXERCISED
                                                                      OPTIONS AT 1/29/97 OPTIONS AT 1/29/97
                                                                             (#)                ($)
                         SHARES ACQUIRED AGGREGATE VALUE ANNUAL VALUE    EXERCISABLE/       EXERCISABLE/
                         ON EXERCISE (#)  REALIZED ($)   REALIZED ($)   UNEXERCISABLE      UNEXERCISABLE
                         --------------- --------------- ------------ ------------------ ------------------
F. Hall.................       -0-            $-0-           $-0-        -0-/ 4,350,000  $    -0-/  445,500
W. Flick................       -0-            $-0-           $-0-        -0-/ 1,150,000       -0-/2,989,250
R. J. Floto.............       -0-            $-0-           $-0-        -0-/   400,000       -0-/  663,000
M. P. Rich..............       -0-            $-0-           $-0-        -0-/   400,000       -0-/  663,000
D. W. Keeble............       -0-            $-0-           $-0-     59,400/   248,000   110,500/  221,000

                             PENSION PLAN TABLE(1)

  The following table illustrates the estimated annual benefits payable under the combined Employee Pension Plan and Supplemental Pension Benefit Plan described below under the final average compensation formula (prior to the applicable Social Security reduction) for employees at various levels of compensation and years of service after age 21 and assumes that the Plans will continue in their present form until the employee's retirement and that the employee will continue in the employ of the Company or a participating subsidiary until age 65.

                                                YEARS OF SERVICE(3)
                                    --------------------------------------------
       REMUNERATION(2)              15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
       ---------------              -------- -------- -------- -------- --------
      $   125,000.................. $ 28,125 $ 37,500 $ 46,875 $ 56,250 $ 65,625
          150,000..................   33,750   45,000   56,250   67,500   78,750
          200,000..................   45,000   60,000   75,000   90,000  105,000
          250,000..................   56,250   75,000   93,750  112,500  131,250
          300,000..................   67,500   90,000  112,500  135,000  157,500
          350,000..................   78,750  105,000  131,250  157,500  183,750
          400,000..................   90,000  120,000  150,000  180,000  210,000
          450,000..................  101,250  135,000  168,750  202,500  236,250
          500,000..................  112,500  150,000  187,500  225,000  262,500
          600,000..................  135,000  180,000  225,000  270,000  315,000
          700,000..................  157,500  210,000  262,500  315,000  367,500
          800,000..................  180,000  240,000  300,000  360,000  420,000
          900,000..................  202,500  270,000  337,500  405,000  472,500

--------
(1) The accrual of benefits under the Company's tax-qualified Employee Pension Plan was frozen as of January 31, 1996. Therefore, service after January 31, 1996 is not recognized for benefit calculation purposes, but is recognized for vesting purposes. The Plan will provide benefits computed under (i) a career average formula at 1.25% of the employee's compensation for each year of credited service prior to January 31, 1996, or (ii) a final average compensation formula at 1.50% of the average of the employee's best five compensation years multiplied by years of service after age 21 and prior to January 31, 1996 up to 35 years minus 2% of the employee's Social Security benefit for each year of service up to 30 years, whichever formula provides the greater benefit. Since the formula described in (ii) provides the greater benefit to any eligible executive officer named under Compensation of Officers herein, the Pension Plan Table illustrates the estimated annual benefits payable under that formula (prior to the applicable Social Security reduction).
   The Company has also adopted a Supplemental Pension Benefit Plan which provides benefits to the extent that ERISA limits the pension to which an employee would otherwise be entitled under the Employee Pension Plan absent such limitation; provided, however, that the maximum annual benefit payable under the Plans on a combined basis is $642,240, as adjusted by any increase in the urban consumer price index after January 1, 1997 to the date of retirement.
   The amounts shown are based on the pension being paid only during the lifetime of the retired employee and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or optional form of payment. Of the executive officers named under Compensation of Officers herein, only D.W. Keeble is eligible to receive benefits under the Plan. Mr. Keeble has 26 years of service under the Plan after age 21.
(2) "Remuneration" is the average compensation of an employee during the 5 highest years preceding January 31, 1996. Compensation covered by the Plans for executive officers is the sum of their annual salary and bonus.
(3) The pension amounts shown in the table are subject to reduction by 2% of the employee's Social Security benefit for each year of service prior to January 31, 1996 up to a maximum of 30 years. The maximum reduction at age 65 is currently $9,596.

  The Company also has adopted a Supplemental Executive Retirement Plan for the purpose of providing supplemental retirement income to executive officers of the Company who retire prior to age 65 or who are hired by the Company later in their careers, whom the Board of Directors approves as eligible to receive benefits under the Plan. Benefits are determined by the Board of Directors based on the position, responsibilities and rate of compensation of the employee, benefits payable or which would have been payable under other plans, and such other factors as the Board may deem relevant.

  EMPLOYMENT AND SEVERANCE ARRANGEMENTS. The Company has entered into employment or severance agreements with the executive officers named under Compensation of Officers herein. Mr. Hall's agreement, which has a term ending June 3, 2000, provides for an annual salary of at least $1 million, an annual on-plan incentive bonus opportunity of at least $1 million (guaranteed for fiscal 1996 and based on the attainment of performance goals thereafter) and the 1995 grants of stock options and restricted shares described under Compensation of Officers herein. (Mr. Hall used all of his 1996 $1 million bonus to purchase restricted shares of Common Stock under the Company's Management Stock Purchase Plan.) If his employment is terminated by the Company other than for cause or disability or if he terminates for good reason, he will be entitled to receive monthly severance payments equal to his monthly base salary at the time of termination, plus 1/12th the annual on-plan bonus for the year in which termination occurred (the "severance payments"). The severance payments will be made during a severance period equal to the term remaining on his employment agreement at the time of termination, but in no event for less than 12 months nor more than 36 months. In addition, if his employment is terminated without cause and within two years of a change in control of the Company, he would be entitled to receive a lump sum payment equal to the severance payments. The agreements entered into with the other executive officers named under Compensation of Officers, other than Mr. Flick, contain substantially similar severance provisions and provide that, if employment is terminated by the Company, other than for cause or disability, or if the executive officer terminates employment for good reason, he will be entitled to receive severance payments in monthly installments during a two year severance period following termination equal to his monthly base salary at the time of termination, plus 1/12th the annual on-plan bonus targeted for the year in which termination occurred, which payments will be reduced by the amount of compensation received from other employment. (The executive officer has an obligation to seek such other employment.) In the event of termination for cause or disability, the executive officer would not receive any severance payments under the agreement.

  The Company also entered into an employment agreement in December 1995 with Mr. Flick to serve as Executive Vice President of the Company and President and General Merchandise Manager, U.S. Kmart Stores. The terms of the agreement provided for a one-time hiring payment of $1,000,000, an annual salary of at least $600,000, an annual on-plan incentive bonus opportunity (guaranteed in the amount of $300,000 for 1996 and based on the attainment of performance goals thereafter) and the 1995 and March 1996 stock options described under Compensation of Officers herein. (Mr. Flick purchased 100,000 shares of Common Stock with his one-time hiring payment, and he also purchased an additional 100,000 shares of Common Stock in July 1996.) When Mr. Flick was promoted to President and Chief Operating Officer, U.S. Kmart Stores in November 1996, the agreement was amended to provide for the October 1996 stock option grant described under Compensation of Officers herein (in lieu of a 1997 stock option grant), an annual salary of at least $800,000 and a grant of 200,000 shares of restricted Common Stock in March 1997. In the event Mr. Flick's employment is terminated by the Company other than for cause or disability or if he terminates for good reason, severance payments are provided under the agreement for up to 24 months equal to his monthly base salary at the time of termination plus 1/12th the annual on-plan bonus for the year in which termination occurred. As a component of the compensation package offered to Mr. Flick, the agreement also provided for an interest-free loan of $1 million which was, subject to certain conditions, to be forgiven incrementally over the term of Mr. Flick's employment. Pursuant to the amended agreement, the loan was repaid in its entirety by Mr. Flick in November 1996 and $1 million was credited to Mr. Flick's deferred compensation account under the Executive Deferred Compensation Plan, which amount will, pursuant to the Plan, earn interest at a rate equivalent to the 10-year U.S. Treasury Note rate plus 5%.

  The Company estimates that if the employment of Messrs. Hall, Flick, Floto, Rich and Keeble were terminated in 1997, and severance payments were due them under their severance agreements, the total payments due for the entire severance period (assuming no reduction for other employment) would be approximately $12,236,000.

    COMPENSATION AND INCENTIVES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation and Incentives Committee of the Board of Directors. The Committee is comprised of four independent non-employee directors.

  The primary goal of the Committee is to assure that the compensation provided to the Company's executives is tied to the Company's business strategies and objectives, thereby aligning the financial interests of senior executives with those of the stockholders. Other objectives of the Committee's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to obtain optimum performance for the Company, to link executive and stockholder interests through equity based plans and to provide compensation that recognizes individual contributions as well as overall business results.

  Each year the Committee conducts a review of the Company's executive compensation program, assisted as needed by an independent compensation consultant, in order that the Committee may assure that the Company's compensation program is properly integrated with both the Company's annual and longer term objectives and is competitive with compensation programs of other companies with which the Company must directly compete for executive talent.

  The Committee's policy with respect to each of the components of the Company's executive compensation program is discussed below. Through these programs, a very significant portion of the Company's executive compensation is linked to performance and the alignment of executive interests with those of stockholders.

  The Committee has also adopted a policy that, while maintaining an appropriately competitive compensation program, it will endeavor to take the necessary steps so that all compensation paid to executive officers will be tax deductible to the Company under Section 162(m) of the Internal Revenue Code.

 Base Salary

  To establish the 1996 base salaries of executive officers, each position was matched to a comparable position in the competitive marketplace or, for positions unique to the Company, to a position with a comparable level of responsibility within the Company, and it was slotted into a structure of graduated salary levels that was established by reference to an executive compensation survey in which the Company and 53 other major U.S. retailers participated. The range for each position consisted of minimum, mid-point and maximum salary levels. Generally, the salary goals for executive officers were targeted at the average salaries for comparable positions within the companies participating in the survey (unless an employment agreement provided otherwise or it was necessary to meet a specific competitive offer). Any annual salary adjustment, within each applicable position/salary grade, was determined based on the performance of the individual (including the achievement of his or her annual objectives). The retail companies included in the survey represented a narrower group than the companies included in the Standard & Poor's Retail Stores Composite Index, contained in the Company's stock performance graph below. The Committee believes that the means by which comparative salary levels were determined were appropriate since they enabled the Company's executive salary structure to reflect the practice of other retailers that are comparable to the Company in size and complexity. The Committee intends periodically to assess the continued suitability of this approach and to modify it if appropriate.

 Annual Incentive Bonus

  Executive officers have an opportunity to earn annual bonuses based on performance against corporate and business unit goals approved by the Committee. In addition, the Committee may approve adjustments to the bonus formula as necessary from time to time to insure against unmerited windfalls or penalties due to accounting changes or other non-operating factors.

  The Company's goal for 1996, and the funding of 1996 incentive bonuses of executive officers, was based solely on the achievement of consolidated after-tax 1996 financial results (exclusive of results of certain subsidiaries and certain one-time charges).

  Participants were assigned threshold, target and maximum bonus levels, with funding depending on the level of achievement of the annual goal--zero if achievement was below the threshold level of 80% of goal, and increasing incrementally from 25% of the targeted bonus at 80% achievement to 100% of the targeted bonus at 100% achievement to a maximum of 225% of the targeted bonus at achievement of 150% or greater.

  The 1996 targeted bonus opportunity for each executive officer was based on a percentage of the salary range midpoint for a comparable position within the companies participating in the above-described executive compensation survey-- with the largest targeted bonus opportunity being granted to the CEO (70% of such salary range midpoint) and the targeted bonus opportunity granted to other executive officers decreasing incrementally based on their position/salary grade (down to 26.67% of the applicable salary range midpoint). Generally, the on-plan incentive bonus for executive officers was targeted at the average bonus for comparable positions within the companies participating in the survey (unless an employment agreement provided otherwise or it was necessary to meet a specific competitive offer).

  Bonus payouts were based on the achievement of individual financial and personal performance objectives approved and subsequently evaluated by the senior officer to whom the executive officer reported (and, in the case of the CEO, by the Board of Directors).

 Stock Purchases and Options

  The Company's long-term incentive plans for executive officers and other key executives consisted of the Management Stock Purchase Plan and the Stock Option Plan.

  The Committee has long believed that aligning management's interests with those of stockholders is an important element of the Company's executive compensation program and that encouraging increased levels of ownership in the Company's Common Stock is a key ingredient in achieving this goal. The Management Stock Purchase Plan, which was approved by stockholders, provides for the use of any annual incentive bonus earned by the executive officers and other executive participants under the Annual Incentive Bonus Plan to be used to purchase shares of Common Stock at an effective 20% discount, such shares to be restricted from sale or transfer for a period of three years. A participant may choose to use less than 100% of his or her annual bonus to purchase such restricted shares, but in no event may use less than 20% of the performance based portion of the bonus.

  The Company's Stock Option Plan also enables executive officers and other key executives to develop and maintain a substantial stock ownership position in the Company's Common Stock, and creates a direct link between executive compensation and stockholder return. Under the Stock Option Plan, which was approved by stockholders, options for Common Stock were granted in 1996 to 3,400 executives.

  Generally, the 1996 stock option grants for executive officers ranged from 28% to 97% of the applicable salary range midpoint depending on their position and salary grade, and were targeted at the average grant levels for comparable positions at the companies participating in the above described executive compensation survey (unless an employment agreement provided otherwise, or a specific competitive offer was met, or the Committee determined otherwise based on its own assessment of the situation).

  The 1996 grants for the executive officers named in the Summary Compensation Table on page 8, other than CEO, were made by the Committee based on its assessment that these individuals had made material contributions to the significant accomplishments of the Company in 1996; and, additionally, with respect to Mr. Flick, based on his November 1996 promotion to President and Chief Operating Officer, U.S. Kmart Stores and the fact that his grant at the time of his promotion was in lieu of a 1997 stock option grant.

  Stock options were granted with an exercise price equal to the market price of the Common Stock on the date of grant, will expire after ten years and will vest over a three year period at the rate of one-third of the shares per year.

  To support its strategies and to provide management throughout the organization with incentives to achieve the Company's goals, the Company also implemented a Stock Exchange Program in 1996 for active associates who participate in its stock option plans. This program allowed participants below the senior management team level a one-time opportunity to exchange their outstanding out-of-the money stock options for fewer new options (calculated based on a Black Scholes pricing model) with an exercise price of $7.81 per share, the market price of Kmart Common Stock at the time of the exchange. A total of 14.7 million out-of-the-money option shares were exchanged for 5.7 million new option shares pursuant to the exchange. None of the officers named in the Summary Compensation Table were eligible to participate in the exchange.

 CEO Compensation

  Mr. Hall's 1996 cash compensation included a base salary of $1,000,000 which equaled the average salary of the other CEO's of companies participating in the above described executive compensation survey, and a target bonus of $777,560, which was the average target bonus awarded to such CEO's. Mr. Hall's bonus payout for 1996 was $1,749,510, or 225% of his target bonus, as a result of the Company's significantly exceeding its 1996 financial goal and Mr. Hall's achievement of his individual financial and personal performance objectives. The Committee also granted Mr. Hall stock options to purchase 900,000 shares of Common Stock and awarded him 140,000 shares of restricted Common Stock. These awards were made by the Company based on its assessment that Mr. Hall was successfully leading the Company through a particularly difficult period, during which the Company had achieved, or was achieving, many significant accomplishments including, among others: a significant reduction in Company expenses; the divestiture of numerous non-core assets; the development of a new management team; the formulation of the Company's new high-frequency strategy; the closing of over 200 unproductive stores; the elimination of approximately $700 million in unproductive inventory; the reduction of capital expenditures by approximately one-half by slowing the store opening program; and significant progress toward a capital restructuring of the Company through a $1 billion public securities offering and a new $3.7 billion credit agreement.

  The Committee is also mindful that the market value of the Company's Common Stock doubled over the course of fiscal 1996.


                                          Compensation and Incentives
                                           Committee

                                          R. G. Cline, Chair
                                          W. D. Davis
                                          J. R. Munro
                                          J. O. Welch, Jr.

  The Compensation and Incentives Committee Report shall not be deemed incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

  Set forth below is a graph comparing the total returns (assuming dividend reinvestment) of the Company's Common Stock, the Standard & Poor's ("S&P") 500 Composite Index and the S&P Retail Stores Composite Index for the five-year period commencing January 31, 1992.

      COMPARISON OF CUMULATIVE TOTAL RETURN/JANUARY 1992 TO JANUARY 1997*

                           TOTAL SHAREHOLDER RETURNS

                                     LOGO

  Assumes $100 invested on January 31, 1992  lCompany's Common Stock
  in the Company's Common Stock,             sS&P 500 Composite Index
  S&P 500 Composite Index and S&P            nS&P Retail Stores Composite
  Retail Stores Composite Index              Index

  *Total Return Assumes Reinvestment of Dividends.

  The graphs and related disclosure contained in this section of the Proxy Statement shall not be deemed incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSAL 2--APPROVAL OF 1997 LONG-TERM EQUITY COMPENSATION PLAN

  On March 18, 1997, the Board of Directors (the "Board") approved the Kmart Corporation 1997 Long-Term Equity Compensation Plan (the "Plan") in the form attached as Exhibit A. In general, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock and performance units and performance shares (the "Awards") to officers and key employees of the Company and its subsidiaries (the "Company"), as well as non-employee directors. It is estimated that approximately 3,100 employees, 38 officers, and 13 non-employee directors will be eligible to participate in the Plan (the "Participants"). The Plan is designed to attract and retain outstanding individuals in key positions and to furnish incentives linked to the performance of the Company and its stock. The Plan will replace the 1992 Stock Option Plan, under which essentially no shares remain available for grant. All grants to officers and directors and any grants of incentive stock options under the Plan will be subject to stockholder approval of the Plan. (See "Other Information" below regarding grants made on March 17, 1997.) The Board of Directors believes that the Awards will provide performance incentives to Participants to the benefit of the Company and its stockholders and recommends approval of the Plan by stockholders.

  The Plan is designed to meet the requirements for tax deductibility under
Section 162(m) of the Internal Revenue Code (the "Code") with respect to certain compensation.

  The following summary of provisions of the Plan is qualified by reference to the text of the Plan attached as Exhibit A.

 Plan Administration

  The Plan will be administered by the Compensation and Incentives Committee of the Board, which is comprised of non-employee directors who meet the applicable requirements of "non-employee director" under Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission and of an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), except that Awards to non-employee directors will be administered by the Board. For convenience sake, all references hereinafter to the Plan administrator will be to the Compensation and Incentives Committee (the "Committee").

  The Committee will have the discretion, in accordance with the provisions of the Plan, to determine to whom an Award is granted and the terms and conditions of the Award. In making such determinations, the Committee may consider the position and responsibilities of the Participant, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the Company and such other factors as may be deemed relevant. No Award may be granted to a Participant who owns more than 5% of the outstanding Stock.

 Shares Reserved for Issuance

  The total number of shares of Kmart Corporation Common Stock, par value $1.00 ("Stock") which may be subject to Awards or be issued under the Plan will not exceed 24,000,000 shares, of which no more than 5,000,000 shares may be issued as restricted stock. The Plan permits adjustments to that number for events like: a corporate capitalization such as a stock split; a corporate transaction such as a merger, consolidation, spin-off or other distribution of stock or property; any reorganization; or a liquidation of the Company. The Plan also permits Stock not acquired due to cancellation, expiration or termination of an Award to become available for reissuance. No Awards may be granted under the Plan after March 17, 2007. Awards granted prior thereto may extend beyond such date, and the provisions of the Plan will continue to apply thereto.

 Stock Options

  The Plan permits the Committee to grant Awards of stock options to Participants and to determine the timing and amount of such Awards, provided that no individual can receive options for more than 1,000,000 shares of Stock in any fiscal year, subject to equitable adjustment as set forth above. The exercise price for an option cannot be less than 100% of the fair market value of the Stock underlying the option at the time of grant. The Committee may grant either non-qualified stock options or incentive stock options (as that term is defined in Code Section 422A). Non-qualified stock options will be exercisable for a period up to ten years and two days from the date of grant, and incentive stock options will be exercisable for a period up to ten years from the date of grant. The Plan also permits the Committee to require a period of employment or service before options will be vested and to establish time periods for exercise in the event of termination of employment or service. Except as otherwise provided by the Committee with respect to non-qualified stock options, options cannot be transferred other than by will or the laws of descent and distribution.

 Stock Appreciation Rights

  The Plan permits the Committee to award stock appreciation rights ("SARs") to Participants and to determine the timing and amount of such Awards, provided that no individual can receive more than 1,000,000 SARs in any fiscal year, subject to equitable adjustment as set forth above. The Committee may grant freestanding SARs or SARs in tandem with a related stock option ("Tandem SAR") or a combination of both.

The grant price of a freestanding SAR is the fair market value of a share of Stock on the date of grant and of a Tandem SAR is the exercise price of the related stock option. No SAR will be exercisable after ten years and two days from the date of grant. Upon exercise of each SAR, the holder is entitled to receive the excess of the fair market value of the Stock on the date of exercise over the grant price. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Stock or a combination of both. The Plan also permits the Committee to determine the holder's right to exercise SARs following termination of employment or service. Except as otherwise provided by the Committee, SARs cannot be transferred other than by will or the laws of descent and distribution.

 Restricted Stock

  The Plan permits the Committee to grant Awards of restricted stock to Participants and to determine the timing, amount and conditions of such Awards, provided that no individual can receive more than 500,000 shares of restricted stock in any fiscal year, subject to equitable adjustment as set forth above. Shares awarded as restricted stock would be issued subject to such restrictions as the Committee determines, including, without limitation, restrictions: that require the Participant's payment of a stipulated purchase price; that are based upon the achievement of specific performance goals; that are based on time-based vesting and/or restrictions under applicable federal or state securities laws. During the restriction period, the Participant is not entitled to delivery of the Stock, restrictions are placed on the Stock's transferability, and the Stock may be forfeited in the event of termination of employment or service. A holder of restricted stock will generally have the rights and privileges of a stockholder including the right to vote the Stock. The Committee has discretion to remove restrictions if it deems that to be appropriate in a particular case. Upon expiration of the restriction period, the appropriate number of shares of Stock will be issued to the Participant.

 Performance Units/Shares

  The Plan permits the Committee to grant Awards of Performance Units and/or Performance Shares to Participants based upon Company performance over a period of time (a "Performance Period") determined by the Committee. At the time the Committee establishes a Performance Period for a particular Award, it will also establish Company performance measures ("Performance Measures") applicable to the Award and targets that must be attained relative to those measures. Performance Measures may be based on any of the following, alone or in combination, as the Committee deems appropriate for the Company, its subsidiaries, its affiliates and/or any subdivisions thereof: (i) return on equity, assets, capital, sales or investment; (ii) pre-tax or after-tax profit; (iii) implementation of processes or projects; (iv) expense reduction levels; (v) changes in the market price of the Stock; (vi) total shareholder return; and (vii) cash flow. Performance targets may include a minimum, maximum and target level of performance, with the size of Award based on the level attained. Upon completion of a Performance Period, the Committee will determine performance in relation to the performance targets for that period. Following determination of the level of performance, the Committee may in its discretion adjust upward or downward the payment which otherwise would have been made except no upward adjustment will be made if to do so would disqualify the payment as performance based compensation under Code Section 162(m). The Committee may also make adjustments in the terms and conditions and the criteria included in Awards in recognition of unusual or non-recurring events whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the intended benefit of the Award except no such adjustment will be made if to do so would disqualify the payment as performance based compensation under Code Section 162(m).

  Awards may be paid in cash, Stock or a combination of both following the end of the Performance Period. The aggregate maximum amount that can be paid with respect to Performance Unit Awards to any individual in respect of any Performance Period under the Plan may not have a value in excess of the value of 500,000 shares of Stock and the maximum number of Performance Share Awards that can be awarded to any individual in respect of any Performance Period under the Plan may not exceed 500,000 shares of Stock, subject to equitable adjustment as set forth above. The fair market value of the Stock will be determined by the average of the high and low sales price, regular way, of a share of Stock on the last day of the Performance Period, as reported on the Composite Transactions reporting systems. In the event of termination of employment or service prior to attaining the Performance target, the Performance Units/Shares will be forfeited unless the Committee in its discretion otherwise determines.

 Change of Control

  In the event of a change of control of the Company: (i) all options and SARs then outstanding under the Plan will become fully exercisable and remain so throughout their term; (ii) all restriction periods and non-performance based terms and conditions imposed on Restricted Stock then outstanding will lapse; and (iii) the target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock, Performance Units and Performance Shares will be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the change in control. The vesting of all Awards denominated in Stock will be accelerated as of the effective date of the change in control, and there will be paid out to Participants within 30 days following the effective date of the change in control a pro rata number of shares of Stock (or their cash equivalent) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the change in control. Awards denominated in cash will be paid pro rata to Participants in cash within 30 days following the effective date of the change in control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the change in control, and based on an assumed achievement of all relevant targeted performance goals.

  A change of control occurs if: (i) any person becomes a beneficial owner of 33 1/3 percent or more of the combined voting power of the Company; (ii) the Company's stockholders approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of substantially all of its assets or to adopt a plan of liquidation; (iii) during any three consecutive years, there ceases to be a majority of the Board comprised of individuals who at the beginning of that period constituted the Board (unless the election, or nomination for election by the stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

 Plan Amendment or Termination

  The Board may terminate or suspend the Plan in whole or in part, at any time, with respect to all past and future grants and Awards.

 Current Federal Tax Consequences

  A Participant who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of that option. If the optionee does not dispose of the Stock acquired pursuant to an incentive stock option within two years from the date of grant, or within one year of transfer of the Stock to the optionee, any gain or loss realized on a subsequent disposition will be treated as long-term capital gain or loss. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes. If these holding periods are not satisfied, the optionee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the Stock, if any, over the option price, and the Company will be entitled to a corresponding deduction.

  A Participant will not realize taxable income at the time of grant of an option that does not qualify as an incentive stock option, and the Company will not be entitled to a deduction at that time. Upon exercise, however, of that non-qualified option, the optionee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the Stock on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of Stock, the optionee will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

  A Participant who has been granted an SAR will not realize taxable income, and the Company will not be entitled to a deduction, at the time of grant. Upon exercise, however, of that SAR, the holder will realize ordinary income in an amount equal to any cash payment and/or the market value of any Stock distributed, and the Company will be entitled to a corresponding deduction.

  A Participant granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of that Stock, the holder will realize ordinary income in an amount equal to the fair market value of the Stock at that time less any amount paid for the Stock, and the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be income to the holder and the Company will be entitled to a corresponding deduction.

  A Participant granted performance units or performance shares will not realize income at the time a performance period is established, and the Company will not be entitled to a deduction at that time. The Participant will have income at the time a Performance Award is paid out if that payment is in cash, and the Company will be entitled to a corresponding deduction. If a Performance Award is paid in restricted stock, the tax impact will be that discussed above with respect to restricted stock.

  With respect to any income tax withholding requirements imposed upon the occurrence of a taxable event to a Participant, the Company can require the payment of such tax liability in cash, or subject to the Committee's approval, in Stock.

 Other Information

  On March 17, 1997, a broad based grant of non-qualified stock options for
6.1 million shares of Stock was made to 38 officers and 3,100 other key employees of the Company. Options for an aggregate of 3.57 million shares were granted under the existing 1992 Stock Option Plan including the following: F. Hall--1 million shares; R. J. Floto--150,000 shares; M. P. Rich--150,000 shares; D. W. Keeble--70,000 shares; officers as a group--2.31 million shares; and non-officers as a group--1.26 million shares. Options for the remaining
2.53 million shares were granted to non-officers under the 1997 Long-Term Equity Compensation Plan. All options were granted at a price of $12.125 per share, the fair market price of the Stock on the date of grant. On the same date, a grant of Restricted Stock was made under the existing Performance Restricted Stock Plan as follows: W. Flick--225,000 shares; and grants of Restricted Stock were made under the 1997 Long-Term Equity Compensation Plan, subject to stockholder approval of the Plan, as follows: F. Hall--225,000 shares; R. J. Floto--85,000 shares; M. P. Rich--85,000 shares; D. W. Keeble-- 50,000 shares; and officers as a group--535,000 shares.

  The closing price of the Company's Common Stock reported on the New York Stock Exchange for March 31, 1997 was $12.00 per share.

  APPROVAL OF PROPOSAL 2 WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY HOLDERS OF COMMON STOCK WHO ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. IF SUCH APPROVAL IS NOT OBTAINED, NO GRANTS TO OFFICERS AND DIRECTORS NOR ANY GRANTS OF INCENTIVE STOCK OPTIONS WILL BE EFFECTIVE UNDER THE PLAN.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE KMART CORPORATION 1997 LONG-TERM EQUITY COMPENSATION PLAN.

PROPOSAL 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Subject to stockholder ratification, the firm of Price Waterhouse LLP has been appointed by the Board as independent accountants to audit the Company's books for fiscal 1997, upon recommendation of the Audit Committee. Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

  APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY HOLDERS OF COMMON STOCK WHO ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4--STOCKHOLDER PROPOSAL

  The Company has been advised that Edward S. George, EdD, who is the beneficial owner of 10,000 shares of Common Stock of the Company, intends to present the following proposal at the Annual Meeting of Stockholders:

  "WHEREAS the dividend is the first casualty in any economic downturn and the stockholder is the first casualty and the last to benefit from an upturn, be it

  RESOLVED: That when a dividend is cut, it is recommended that no salaries will be increased or any stock options allowed to executives or directors until the dividend is restored to its original amount before the cut."

STOCKHOLDER'S SUPPORTING STATEMENT

  "The bullet must be large enough to enable executives and directors as well as stockholders to get their teeth on it.

  The administration will maintain that the increases in salary and stock options are necessary to attract and hold good people. This cliche belongs with the one "The check is in the mail," the New York Legislature and certain elected officials to justify an increase in their salaries, and "I'm from the government and I'm here to help."

BOARD OF DIRECTORS STATEMENT OPPOSING STOCKHOLDER PROPOSAL

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL. Salary and stock options constitute important elements in the compensation package offered to executives--both those that the Company is trying to attract and those that the Company needs to retain. This is especially true for companies in a turnaround mode. To implement this proposal would put the Company in an uncompetitive position with respect to other employers seeking talented retail executives. While the Board appreciates stockholder concerns regarding the elimination of the Company's Common Stock dividend, adoption of draconian compensation measures that would foreseeably repel new hires and generate an exodus of existing executives from the Company would not be prudent or in the best interests of the Company and its stockholders.

  APPROVAL OF PROPOSAL 4 WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF COMMON STOCK WHO ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

PROPOSAL 5--STOCKHOLDER PROPOSAL

  The Company has been advised that Gerald J. Switzer, an ex-employee, who is the beneficial owner of 13,355 shares of Common Stock of the Company, intends to present the following proposal at the Annual Meeting of Shareholders.

  "RESOLVED: That the Board of Directors is hereby requested to take the necessary steps to adopt and implement the following, relating to the election of Directors:

  All directors shall be required to receive 50.1% or more of the votes cast in order to remain in office. Any director not receiving 50.1% or more of the votes cast shall cease to be a director effective the day after the

  Annual Meeting except that, in order to provide continuity of the Board, no more than three directors can be unseated due to a lack of sufficient votes in any one election."

STOCKHOLDER'S SUPPORTING STATEMENT

  "The ability to elect directors is the single most important right of the stockholders. This right has been significantly impaired because of plurality voting and the establishment of a class system for bringing directors up for election. In fact, our vote for directors is now meaningless when no opposition is present. Consequently, instead of the stockholders controlling the Board of Directors, the Board of Directors is controlling the stockholders.

  Currently, directors need only receive a plurality of the votes cast to remain in office. This means the current directors will automatically be re-elected, if no opposition is present, regardless of how few votes each director receives. To oppose the existing directors requires those comprising the opposition to go through an expensive proxy solicitation process which is why opposition rarely occurs.

  As stockholders we cannot lose sight of the reasons our once proud company is in the situation it's in. I believe there was ample time over the last several years to take proper corrective action had there been stronger, more astute leadership by our Board of Directors. As stockholders, we had no power to make the changes to our Board and subsequently our management team that may have been desirable at that time.

  I am also concerned about the accountability of our Board to the stockholders. Two years ago, I proposed eliminating the class system of bringing directors up for election and the stockholders passed that proposal with 61% of the voting shares. Last year, a similar proposal was passed. Yet, as of the date of this writing, December 1, 1996 we have seen no action by the Board to implement the results of our vote.

  It is only prudent, given the current circumstances, that we as Stockholders place ourselves in the best possible position to make the Board accountable to the Stockholders and to promote changes to the Board should that become necessary. I urge your support of this proposal."

BOARD OF DIRECTORS STATEMENT OPPOSING STOCKHOLDER PROPOSAL

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL. At no election in the history of the Company has a director nominee received less than 78% of the votes cast by stockholders and, in 1996, all director nominees received at least 98% of the votes cast. Therefore, requiring that directors be elected by at least 50.1% of the votes cast, when all directors have been elected by a far larger percentage, serves no useful purpose, and the time and money expended in amending the Company's articles of incorporation to so provide would be ill spent.

  The Board is firmly committed to accountability to stockholders and to making changes in its membership as appropriate and in the best interest of the Company. In this regard, the Board has adopted a tenure policy that directors will not stand for re-election to the Board after age 70 or four three-year terms, whichever is earlier. In addition, it is noteworthy that nine of the 15 directors have joined the Board during the past two-year period. The present method of electing directors by a plurality of the votes cast by stockholders, as is the general rule under Michigan law, should be continued.

  APPROVAL OF PROPOSAL 5 WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF COMMON STOCK WHO ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

                  OTHER BUSINESS/FUTURE STOCKHOLDER PROPOSALS

  The Board of Directors knows of no other matters to be voted upon at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

  No person is authorized to give any information or to make any representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

  Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented to the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 15, 1997 to be considered for inclusion in the proxy materials for that meeting. In addition, the By-laws of the Company contain requirements relating to the timing and content of the notice which stockholders must provide to the Secretary of the Company for any matter or any director nomination to be properly presented at a stockholders meeting.

  A copy of the Company's 1996 Annual Report on Form 10-K will be furnished without charge to any stockholder upon written request. All written requests should be directed to: Kmart Corporation, Financial Reporting Department, 3100 West Big Beaver Road, Troy, Michigan 48084-3163.

                                                                      EXHIBIT A

           KMART CORPORATION 1997 LONG-TERM EQUITY COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1. Establishment of the Plan. Kmart Corporation, a Michigan corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Kmart Corporation 1997 Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

  The Plan shall become effective as of March 18, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein. All grants to officers and directors and any grants of incentive stock options under the Plan shall be subject to stockholder approval of the Plan.

  1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3. Duration of the Plan. The Plan shall commence on the Effective Date set forth in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan after March 17, 2007. Awards granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1. "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

  2.2. "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

  2.3. "Award Agreement" means an agreement evidencing and setting forth the terms of an Award granted under the Plan, in such form as the Committee may, from time to time, approve.

  2.4. "Beneficial Owner" or "Beneficial Ownership" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.5. "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.6. "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

    (a) The "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

    (b) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

    (c) During any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

  2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.8. "Committee" means the Compensation and Incentives Committee of the Board, unless and until another committee is appointed by the Board in its discretion to administer Awards to Employees, as described in Article 3 herein.

  2.9. "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

  2.10. "Employee" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

  2.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.12. "Fair Market Value" is deemed to be the mean of the highest price and lowest price at which the Shares shall have been sold, regular way, on the date in question or on the next preceding day on which there were such sales of Shares if no such sales shall have been made on the date in question, as reported on the Composite Transactions reporting system.

  2.13. "Freestanding SAR" means an SAR that is granted to a Participant independently of any Option pursuant to Article 7 herein.

  2.14. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted to a Participant pursuant to Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.15. "Nonemployee Director" means a Director who is not also an Employee.

  2.16. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted to a Participant pursuant to Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.17. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted to a Participant pursuant to Article 6 herein.

  2.18. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.19. "Participant" means an Employee or Director who has been selected to receive an Award or one who has an outstanding Award granted under the Plan.

  2.20. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.21. "Performance Share" means an Award granted to a Participant pursuant to Article 9 herein.

  2.22. "Performance Unit" means an Award granted to a Participant pursuant to
Article 9 herein.

  2.23. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  2.24. "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.25. "Shares" means the shares of common stock of the Company.

  2.26. "Stock Appreciation Right" or "SAR" means an Award, granted to a Participant alone or in connection with a related Option, designated as an SAR, pursuant to Article 7 herein.

  2.27. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company directly or indirectly has a majority interest.

  2.28. "Tandem SAR" means an SAR that is granted to a Participant in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1. General. The Plan shall be administered by the Committee, or by any committee appointed by the Board; provided, however, that the Board shall administer the Plan with respect to Awards granted to Directors. Any such Committee shall be comprised entirely of Nonemployee Directors who meet the applicable requirements of a "nonemployee director" under Rule 16b-3 of the General Rules and Regulations under the Exchange Act and of an "outside director" under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent that the administration of the Plan remains with the Board or any other committee designated by the Board, all applicable references to the Committee in the Plan shall be to the Board or other committee, as applicable. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

  3.2. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee, or the Board where applicable, shall have full power to: select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as specified herein.

  3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Directors, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares which may be issued to Participants under the Plan shall be twenty-four million (24,000,000), of which no more than five million (5,000,000) may be granted in the form of Restricted Stock. Shares issued or subject to an Award under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company. No Award may be granted under the Plan to an Employee or Director who owns more than five percent (5%) of the outstanding Shares. In the event that any Award or portion thereof expires or is canceled, surrendered, forfeited, or terminated for any reason, such Shares shall again become available for issue under the Plan.

  The following rules shall apply to grants of such Awards under the Plan:

    (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to Awards granted in any one fiscal year to any one Participant, shall be one million (1,000,000).

    (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to Awards granted in any one fiscal year to any one Participant, shall be one million (1,000,000).

    (c) Restricted Stock: The maximum aggregate number of Shares that may be granted in the form of Restricted Stock, pursuant to Awards granted in any one fiscal year to any one Participant, shall be five hundred thousand (500,000).

    (d) Performance Shares: The maximum aggregate number of Shares that may be granted in the form of Performance Shares, pursuant to Awards granted in any one fiscal year to any one Participant, shall be five hundred thousand (500,000).

    (e) Performance Units: The maximum aggregate payout (determined as of the end of the applicable Performance Period), with respect to Awards of Performance Units granted in any one fiscal year to any one Participant, shall be equal to the value of five hundred thousand (500,000) Shares.

  4.2. Adjustments in Authorized Shares. In the event of: any change in corporate capitalization, such as a stock split; a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company; any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368); or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 herein, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) through (e) herein, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  The Committee may, from time to time, grant Awards under the Plan to Participants. The Committee shall determine in its discretion, in accordance with the provisions of the Plan, to whom an Award is granted and the terms and conditions of the Award. In making such determinations, the Committee may consider the position and responsibilities of the Participant, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the Company, and such other factors as the Committee may deem relevant.

ARTICLE 6. STOCK OPTIONS

  6.1. Grant of Options. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant Options to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

  6.2 Option Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is an ISO or an NQSO.

  6.3. Option Price. The Option Price for each grant of an Option under the Plan shall be not less than the Fair Market Value of a Share on the date the Option is granted.

  6.4. Duration of Options. An Option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of ten years from the date of grant as to an ISO and a maximum of ten years and two days from the date of grant as to an NQSO or (b) the applicable time limit specified in the second paragraph of Section 6.5 herein. Any Option not exercised within these time periods shall automatically terminate at the expiration of such period.

  6.5 Exercise and Payment. Options granted pursuant to this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company (in the form prescribed by the Company), setting forth the number of Shares with respect to which the Option is to be exercised and by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent (in U.S. dollars), or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to exercise of the Option), or (c) by a combination of cash and Shares equal to the Option Price. Shares used in payment shall be valued as of the date notice of exercise is received by the Company. Any Shares delivered in payment shall be in such form as is acceptable to the Company.

  6.6 Exercisability of Options. Options granted pursuant to this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  An Option may be exercised by an optionee only while such optionee is an Employee or Director or within three months thereafter (or such longer period thereafter as determined by the Committee in its discretion or as provided in
Section 14.1 herein), and only if the Option is otherwise exercisable prior to termination of employment or service; provided, however, if at the date of termination of employment or service, the optionee has ten or more years of full-time service as an Employee or Director or if such termination results from death or total and permanent disability as defined in the Company's Employee Pension Plan, such three-month period shall be extended to three years. Except as otherwise provided by the Committee, any Option that is not exercisable at the date of termination shall be forfeited and reacquired by the Company and all rights of the optionee shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

  An Option granted with a maximum exercise period of more than three years may not be exercised earlier than in three equal annual installments commencing on the first anniversary of the date of grant (or such other period as determined by the Committee in its discretion); provided, however, this limitation shall be removed if termination of employment or service of the optionee results from death or total and permanent disability as defined in the Company's Employee Pension Plan, or if termination of employment or directorship of the optionee occurs at or after age 65 and the optionee has ten or more years of full-time service as an Employee or Director, or if and to the extent the Committee may so determine in its discretion, or as provided in Section 14.1 herein. An Option granted with a maximum exercise period of three years or less is not subject to the limitation contained in the preceding sentence.

  6.7 Other Restrictions. The Committee may impose such conditions and/or restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8. Nontransferability of Options. Except as otherwise determined by the Committee in its discretion, with respect to NQSOs, no Option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the optionee; provided, however, that an Option may, after the death or total and permanent disability of an optionee, be exercised pursuant to Article 11 herein; and provided further that any Shares issued to an optionee hereunder may, at the request of the optionee, be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant SARs to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. SARs granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the number of SARs, and such other provisions as the Committee shall determine.

  7.3. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

    (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.4. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its discretion; provided, however, that such term shall not exceed ten (10) years and two (2) days.

  7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to any Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payment with respect to the Tandem SAR may be no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.6. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, imposes upon them.

  7.7. Termination of Employment/Directorship. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant as an Employee or Director. Such provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.

  7.8. Other Restrictions. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to the exercise of any SAR granted pursuant to this Article 7 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  7.9. Nontransferability of SARs. Except as otherwise determined by the Committee in its discretion, no SAR or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the Participant; provided, however, that any Shares issued to a Participant pursuant to an SAR hereunder may at the request of the Participant be issued in the name of the Participant and one other person as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

ARTICLE 8. RESTRICTED STOCK

  8.1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant Restricted Stock to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. Restricted Stock granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

  8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3. Termination of Employment/Directorship. Except as otherwise provided in the Plan or in the Award Agreement, unless and until the restrictions and other terms and conditions applicable to a Restricted Stock Award expire or are terminated or otherwise satisfied, such Award and the Shares and any dividends or other rights applicable thereto shall be forfeited and reacquired by the Company if the Participant ceases to be an Employee or Director, and all rights of the Employee or Director shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

  8.4. Other Restrictions. Subject to Article 10 herein, the Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Article 8 as it may deem advisable, including, without limitation, restrictions requiring the Participant's payment of a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, and/or restrictions under federal or state securities laws applicable to such Shares.

  As soon as practicable following the grant of Shares of Restricted Stock, either (i) a stock certificate or certificates representing such Shares shall be registered in the Participant's name and shall bear an appropriate legend referring to the restrictions applicable thereto, which certificates may be held in the custody of the Company or its designee for the account of the Participant; or (ii) the Company's stock transfer agent or its designee shall credit such Shares to the Participant's Restricted Stock Account, which Shares shall be subject to the restrictions applicable thereto.

  If and to the extent that the restrictions and other terms and conditions applicable to a Restricted Stock Award are not satisfied, such Award and the Shares and any dividends or other rights applicable thereto shall be forfeited and reacquired by the Company, and all rights of the Participant shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

  The Committee may in its discretion terminate, shorten, or accelerate any period of restriction or waive any terms or conditions applicable to all or any portion of a Restricted Stock Award.

  Upon the expiration or termination of the restrictions and the satisfaction of any other terms and conditions applicable to a Restricted Stock Award, a stock certificate or certificates representing Shares free from the restrictions and any legend, except as may be imposed by law, shall be issued to the Participant or to the Participant's beneficiary, estate or legal representative, as the case may be, along with any dividends applicable thereto which have been withheld by the Company.

  8.5. Nontransferability of Restricted Stock. Except as otherwise provided in this Article 8 or determined by the Committee in its discretion, no Shares of Restricted Stock or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable until the expiration or termination of the restrictions and the satisfaction of any other terms and conditions applicable to the Award, nor shall any rights with respect to Restricted Stock be available during a Participant's lifetime other than to him or her.

  8.6. Shareholder Rights. Except as provided in the Plan or in the Award Agreement, a Participant to whom Restricted Stock is issued, shall generally have the rights and privileges of a stockholder as to the Restricted Stock, including the right to vote such Shares.

  At the discretion of the Committee, dividends declared with respect to Shares of Restricted Stock may either be paid to the Participant or withheld by the Company for the Participant's account, and interest may be paid on any dividends withheld at a rate determined by the Committee. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

  9.1. Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. Performance Units and Performance Shares granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

  9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Subject to Article 10 herein, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

  9.3. Earning of Performance Units/Shares. Subject to the terms of the Plan and the Award Agreement, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

  9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and /or Performance Shares, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, in the discretion of the Committee, have the rights and privileges of a stockholder as to the Shares, including the right to vote such Shares.

  9.5. Termination of Employment/Directorship. Except as otherwise provided in the Plan or in the Award Agreement, unless and until the terms and conditions applicable to an Award of Performance Units/Shares are met, such Award and the Performance Units/Shares and any dividends or other rights applicable thereto shall be forfeited to the Company if the Participant ceases to be an Employee or Director, and all rights of the Employee or Director shall terminate to the extent of the forfeiture without further obligation on the part of the Company; provided, however, that the Committee may in its discretion waive any terms or conditions or permit a payout with respect to all or any portion of an Award of Performance Units/Shares.

  9.6. Other Restrictions. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to this Article 9 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky law or state securities laws applicable to such Shares.

  If and to the extent that no payout is earned with respect to an Award of Performance Units/Shares in accordance with the terms and conditions of the Award, such Award and the Performance Units/Shares and any dividends or other rights applicable thereto shall be forfeited to the Company, and all rights of the Participant shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

  9.7. Nontransferability of Performance Units/Shares. Except as otherwise determined by the Committee in its discretion, no Performance Units/Shares or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the Participant; provided, however, that any Shares issued to a Participant hereunder may at the request of the Participant be issued in the name of the Participant and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

ARTICLE 10. PERFORMANCE MEASURES

  The performance measure(s) to be used for purposes of granting performance-based Awards shall be chosen from among the following, with respect to the Company, its Subsidiaries, its Affiliates, subdivisions thereof, or any combination thereof:

    (a) Return on equity, assets, capital, sales, or investment;

    (b) Pretax or after-tax profit levels;

    (c) Expense reduction levels;

    (d) Implementation of processes or projects;

    (e) Changes in the market price of Shares;

    (f) Total shareholder return; and

    (g) Cash flow.

  This measure may be expressed as a concrete goal, in terms of an increase or decrease or in comparison to the Company's competitors, the industry, or some other comparator group.

  The Committee shall have the authority to set a threshold level of performance below which no payment shall be made, levels of performance at which specified percentages of payment shall be made, and a maximum level of performance above which no additional payment shall be made.

  Following the determination of the level of performance, the Committee may in its discretion adjust (upward or downward) the payment which would otherwise have been made; provided, however, no upward adjustment shall be authorized to the extent that it would disqualify the payment under the Performance-Based Exception.

  To the extent applicable, any such performance goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants.

  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 herein) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards; provided, however, that no such adjustment shall be authorized to the extent that it would disqualify the Awards under the Performance-Based Exception.

ARTICLE 11. BENEFICIARY DESIGNATION/LEGAL REPRESENTATIVE

  In the event one who holds an outstanding Award dies, either before or after termination of his or her status as Employee or Director, any Award which is otherwise exercisable or payable may be exercised by or paid to the person or persons whom the Participant shall have designated as beneficiary in writing on forms prescribed by and filed with the Company, or if no designation has been made, by the person or persons entitled thereto through the Participant's estate. In the event of the disability of a Participant, an Award which is otherwise exercisable or payable may be exercised by or paid to the Participant's legal representative or guardian. The Company may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise of an Award by or payment of an Award to a beneficiary, estate, heir, legal representative, or guardian.

ARTICLE 12. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. EMPLOYMENT/MISCONDUCT

  13.1. Employment. No provision of the Plan, nor any term or condition of any Award, nor any action taken by the Committee, the Company, a Subsidiary, or an Affiliate pursuant to the Plan, shall give or be construed as giving a Participant any right to be retained in the employ of or remain a director of the Company, a Subsidiary, or an Affiliate, or affect or limit in any way the right of the Company, a Subsidiary, or an Affiliate to terminate his or her employment or directorship. Employment with or directorship of a Subsidiary or an Affiliate shall be deemed terminated on the date such Subsidiary or Affiliate ceases to be a Subsidiary or an Affiliate of the Company.

  13.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

  13.3. Misconduct. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, all rights with respect to all Awards of a Participant are subject to the conditions that the Participant not engage or have engaged (i) in fraud, dishonesty, conduct in violation of Company policy, or any similar act at any time while an Employee or Director; or (ii) in activity directly or indirectly in competition with any business of the Company, a Subsidiary, or an Affiliate, or in other conduct inimical to the best interests of the Company, a Subsidiary, or an Affiliate, during or following the Participant's employment with the Company, a Subsidiary, or an Affiliate or directorship with the Company. If it is determined by the Committee or the Committee's designee, either before or after termination of employment or directorship of a Participant, that there has been a failure of any such condition, all Awards and all rights with respect to all Awards granted to such Participant shall immediately terminate and be null and void.

ARTICLE 14. CHANGE IN CONTROL

  14.1. Treatment of Outstanding Awards. Subject to Section 14.3 herein, upon the occurrence of a Change in Control:

    (a) Any and all Options and SARs granted hereunder shall become immediately exercisable and shall remain exercisable throughout their entire term;

    (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

    (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares (or their cash equivalents) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

  14.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of an event which is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

  14.3. Pooling of Interests Accounting. Notwithstanding anything contained in the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

  15.1. Amendment, Modification, and Termination. Except as provided in
Section 14.2 herein, the Committee may from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Any such amendment may be effective in respect of all past and future Awards granted hereunder in the discretion of the Committee.

ARTICLE 16. WITHHOLDING

  16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may in its discretion permit a Participant to elect, in such form and at such time as the Committee may prescribe, to satisfy the withholding requirement, in whole or in part, by electing to (i) have the Company withhold whole Shares or (ii) deliver other whole Shares owned by the Participant having a Fair Market Value equal to the amount to be withheld.

ARTICLE 17. SUCCESSORS

  All obligations to the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. LEGAL CONSTRUCTION

  18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

  18.2. Severability. If any provision of the Plan, or any term or condition of any Award or Award Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an ISO failing to meet the requirements of Code Section 422, such provision, term, condition, or application shall to that extent be void, or, in the discretion of the Committee, such provision, term, or condition may be amended so as to avoid such invalidity or failure, and shall not affect other provisions, terms, conditions, or applications thereof, and to this extent such provision, term, or condition is severable.

  18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  18.4. Securities Law Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and shall be construed to so comply.

  18.5. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan without reference to principles of conflict of laws.

                                      LOGO

[Kmart LOGO]


                         DIRECTIONS TO ANNUAL MEETING

Fisher Theatre                                          [MAP APPEARS HERE]
Fisher Building
3011 West Grand Boulevard
Detroit, Michigan 48202

Stockholder parking will be made available at no charge at the parking structure located just west of the Fisher Building upon submission of the parking voucher on the back cover of the proxy statement.

There are two entrances to the parking structure one from Lothrop (the street on the north side of the Fisher Building) and one from East
Grand Boulevard (the street on which the Fisher Building fronts). Parking in the parking structure will be reserved exclusively for stockholders with parking vouchers.

                           V FOLD AND DETACH HERE V



                               KMART CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD May 20, 1997

-------------------------------------------------------------------------------

     The signer(s) hereby appoint(s) Floyd Hall, Nancie W. LaDuke and Anthony N. Palizzi, or any one of them, with power of substitution in each, proxies to vote all common stock of the signer(s) in Kmart Corporation at the Annual Meeting of Stockholders to be held at the Fisher Theatre in the Fisher Building, 3011 West Grand Boulevard, Detroit, Michigan 48202, on Tuesday, May 20, 1997 at 10:00 a.m. (local time), and at all adjournments thereof, as specified on the matters indicated on the reverse side hereof, and in their discretion on any other business that may properly come before such Meeting. This proxy is solicited on behalf of the Board of Directors.


                                                               |--------------|
                                                               |      SEE     |
                                                               | REVERSE SIDE |
                                                               |--------------|

                                 [KMART LOGO]
                                               Kmart Corporation
                                               Annual Meeting of Stockholders
                                               10:00 a.m., Tuesday, May 20, 1997
                                               Fisher Theatre
                                               Fisher Building
                                               3011 West Grand Boulevard
                                               Detroit, Michigan 48202

                                   PROPOSALS

Proposal 1:  To elect each of six directors for a term expiring in the year indicated:
             1998  -  Warren Flick
             2000  -  Joseph A. Califano, Jr.
                   -  Enrique C. Falla
                   -  J. Richard Munro
                   -  Robin B. Smith
                   -  James O. Welch, Jr.

Proposal 2:  To approve the Company's Long-Term Equity Compensation Plan.

Proposal 3:  To ratify the appointment of Price Waterhouse as independent accountants of the Company for the 1997 fiscal year.

Proposal 4:  To act upon a stockholder proposal concerning compensation of executives and directors.

Proposal 5:  To act upon a stockholder proposal concerning the stockholder vote required to elect directors.


The Annual Meeting Admission Ticket and Parking Voucher are on the back cover of the proxy statement.

                           V FOLD AND DETACH HERE V
                                               (See reverse side for directions)

[X] Please mark votes as in this example.
Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Proposals 1, 2 and 3 and VOTED AGAINST Proposals 4 and 5 as set forth in the Proxy Statement.
--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.
--------------------------------------------------------------------------------
1. Election of Directors            WITHHOLD
                            FOR     FROM ALL            FOR    AGAINST   ABSTAIN
                            [_]       [_]    Proposal 2 [_]      [_]       [_]

                                             Proposal 3 [_]      [_]       [_]

   -----------------------------------------------------
   If you do not wish your shares to be voted "FOR" a
   particular nominee, write the nominee(s) name above.
   Your shares will be voted for the remaining nominees.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   The Board of Directors recommends a vote
                           AGAINST Proposals 4 and 5.
--------------------------------------------------------------------------------
                   FOR    AGAINST   ABSTAIN
Proposal 4         [_]      [_]       [_]

Proposal 5         [_]      [_]       [_]
--------------------------------------------------------------------------------

            --------------------------------------------------------------------
                For Change of
            Address Mark Here                If You Plan To Attend Meeting,
            And Note at Left.  [_]                               Mark Here.  [_]
            --------------------------------------------------------------------

            Receipt is hereby acknowledged of the Kmart Notice of Meeting and Proxy Statement.
            IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Signature __________________________________________ Date ______________________

Signature __________________________________________ Date ______________________
                Please Sign This Proxy as Name(s) Appear Above.